Exhibit 10.17

CERTAIN CONFIDENTIAL INFORMATION (MARKED BY BRACKETS AS “[***]” HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

COMMERCIAL LEASE AGREEMENT

THIS COMMERCIAL LEASE AGREEMENT (“Lease”) dated this 21st day of April, 2017 (the “Effective Date”) by and between 100 Enterprise Drive, LLC (“Lessor”), a Maryland limited liability company having an address of 118 N. Division Street, Salisbury, Maryland 21801, and MaryMed, LLC (“Lessee”), having an address of 207 9th Street S., Minneapolis, MN 55402 (Lessor and Lessee are hereinafter referred to collectively as the “Parties”).

WITNESSETH: That Lessor hereby leases unto the Lessee, and the Lessee hereby leases from the Lessor for the term, and upon mutual covenants, agreements and the rentals set forth herein, the Premises described herein below:

1.              Lease of Premises. Lessor does hereby lease to Lessee, and Lessee hereby agrees to lease from Lessor, the premises located at 100 Enterprise Drive, in the Town of Hurlock, County of Dorchester, Maryland, consisting of approximately 22,500 square feet of space on 5.00 +/acres, together with all improvements, appurtenances, rights, privileges and easements benefiting, belonging or pertaining thereto (the “Premises”).

2.              Term. The term of this Lease shall begin on the Effective Date and continue for ten (10) years following the Delivery Date. Lessee shall have the right to renew this Lease for two (2) additional five (5) year terms as more fully set forth in Section 7 hereof.

3.             Landlord’s Work. Lessor agrees, at Lessor’s sole cost and expense, to promptly complete all that work described in Exhibit A (the “Landlord’s Work”), in a good, proper and timely manner.

4.              Tenant Upgrades & Additional Tenant Upgrades.

a.               In accordance with the terms and conditions hereof, Lessor agrees to promptly complete all that work described in Exhibit B (the “Tenant Upgrades”), in a good, proper and timely manner.

b.               To pay for the completion of the Tenant Upgrades, the Parties shall each contribute funds totaling, in the aggregate, the amount of Six Hundred Fifty Thousand Dollars and 00/100 ($650,000.00) (the “Tenant Upgrade Funds”) as follows:

1.               Lessor shall advance Three Hundred Twenty-Five Thousand Dollars and 00/100 ($325,000.00) (“Lessor’s Contribution”); and,

2.             Lessee shall contribute Three Hundred Twenty-Five Thousand Dollars and 00/100 ($325,000.00) (“Lessee’s Contribution”) which said Lessee’s Contribution shall be paid to Lessor, via certified funds, upon Lessee’s execution of this Lease.

c.                To the extent that the cost to Lessor to complete the Tenant Upgrades does not exceed the amount of the Tenant Upgrade Funds (i.e. $650,000.00), Lessor shall provide Lessee with such funds equal to seventy-five percent (75%) of the difference between the amount of the Tenant Upgrade Funds and the amount that Lessor actually expended to complete the Tenant Upgrades (such amount is hereinafter referred to as the “Tenant Improvement Funds”). Lessee may use the Tenant Improvement Funds, if there be any, in connection with payments made by Lessee to update, furnish, modify or procure products, materials, equipment or services related to Lessee’s use of the Premises that are not identified on Exhibit A or Exhibit B (such items are hereinafter referred to collectively as “Additional Tenant Improvements”). In the event any Tenant Improvement Funds exist after Lessor’s completion of the Tenant Upgrades, then, with respect to any Additional Tenant Improvements, Lessee shall submit to Lessor the receipt(s) supporting the Additional Tenant Improvements and within fifteen (15) days of Lessor’s receipt thereof, Lessor shall reimburse to Lessee seventy-five percent (75%) of the amount identified on the receipt(s) submitted by Lessee, as set forth hereinabove, until the Tenant Improvement Funds are exhausted.

d.              To the extent that the cost to Lessor for its completion of the Tenant Upgrades exceeds the Tenant Upgrade Funds (i.e. $650,000.00), Lessor shall invoice Lessee for all such costs in excess of the Tenant Upgrade Funds, which said invoice(s) shall provide documentation of such excess Tenant Upgrade costs incurred by Lessor, and Lessee shall make payment to Lessor for all such amounts within fifteen (15) days of Lessee’s receipt of any such invoice.

e.               Lessor shall use commercially reasonable efforts to timely and properly complete the Tenant Upgrades at the lowest available price using good procurement and general contractor practices and leveraging vendors and relationships that Lessee identifies where reasonably possible, if any.

f.                Lessee shall be responsible for procuring any and all products, equipment, furnishings, items, materials and services for completion of any Additional Tenant Improvements with a total cost to Lessee of no less than Three Hundred Thousand Dollars and 00/100 ($300,000.00). Lessee shall install (or have installed) or place at or on the Premises Additional Tenant Improvements, with a total cost to Lessee of no less than Three Hundred Thousand Dollars and 00/100 ($300,000.00), within one hundred twenty (120) days following the Effective Date. Lessor will work with Lessee to coordinate working the Additional Tenant Improvements into the construction plan for the Premises and Lessee shall not be deemed to create a Lessee Delay (as defined in Section 4(1) hereof) based upon these Additional Tenant Improvements becoming part of the construction plan which Lessor shall incorporate and perform general contractor services over.

g.              As of the Effective Date Lessor has completed all construction designs (subject to a Lessee fully approved space plan within fourteen (14) days of the Effective Date) and drawings related to the Landlord’s Work and Tenant Upgrades necessary to obtain a building permit issued by the Town of Hurlock, and Lessor shall be solely responsible for obtaining all required consents, approvals and permits related to the Landlord’s Work and Tenant Upgrades, including, but not limited to, all approvals and permits issued by the Town of Hurlock.

h.               Lessor shall complete the Landlord’s Work and Tenant Upgrades, as set forth hereinabove, within one hundred and six (106) days from the Effective Date. Notwithstanding the foregoing, in the event a Building Permit for the Landlord’s Work and/or Tenant Upgrades, or any part thereof, is not issued within fifteen (15) days from the Effective Date, and that delay is caused by Lessee, Lessor shall be provided additional days to complete the Landlord’s Work and Tenant Upgrades, beyond the aforesaid one hundred and six (106) days, equal to the number of days Lessee caused the issuance of the Building Permit to be delayed.

i.               Upon Lessor’s completion of the Landlord’s Work and Tenant Upgrades, Lessor shall notify the Lessee in writing and then immediately make the Premises available to Lessee. The date of Lessor’s notification to Lessee under this Section 4(i) shall be deemed the “Delivery Date”.

j.               Lessee expressly acknowledges and agrees to pay Lessor, or its assigns, the amount of Eighty Thousand Dollars and 00/100 ($80,000) (the “Contractor’s Fee”) in exchange for all general contractor services performed by Lessor relating to the Landlord’s Work, Tenant Upgrades and Additional Tenant Upgrades (if there be any) within ten (10) days from the Delivery Date.

k.              Except as otherwise provided in Section 4(h) and/or Section 4(1) hereof, in the event the Delivery Date occurs more than one hundred and six (106) days after the Effective Date, Lessee shall have the option to terminate this Lease immediately, with no further obligation of either party to the other, upon Lessee’s written notice to Lessor providing Lessee’s intention to terminate this Lease, and Lessee shall remove any products, equipment or materials purchased by Lessee within thirty (30) days from the date of the aforesaid notice.

l.                As used in this Lease, the term “Lessee Delay” means any situation where the Lessor, in performing any part of the Landlord’s Work and/or Tenant Upgrades, reasonably requests in writing with sufficient background and detail (email is acceptable) that Lessee provide to Lessor input, response or details necessary for Lessor to timely continue its the Landlord’s Work and/or Tenant Upgrades and Lessee fails to respond to such request within four (4) business days. A Lessee Delay shall also be defined to include a “change order” requested by Lessee that deviates from the permitted construction drawings, provided Lessor can show by way of documentation that such change order will delay Lessor’s performance of the Landlord’s Work and/or Tenant Upgrades by more than three (3) days. Upon the occurrence of a Lessee Delay hereunder, Lessor shall promptly cause written notice of such Lessee Delay to be delivered to the Lessee in accordance with the notice provisions contained herein (the “Notice of Delay”). Lessee shall have five (5) days from the date of its receipt of a Notice of Delay to cure all such Lessee Delays described therein (the “Delay Cure Period”). In the event Lessee is able to cure said Lessee Delays within such Cure Period, this Lease shall remain in full force and effect as if no Lessee Delay had occurred. In the event Lessee is unable to cure said Lessee Delays within such Cure Period, then Lessor shall be entitled to exercise its rights under this Section 4(1). Lessor’s determination as to the existence and duration of a Lessee Delay shall be conclusive, subject only to reasonably accepted construction standards. In the event Lessee fails to cure any Lessee Delay within the applicable Cure Period, Lessor shall have the right, in addition to any other rights and remedies afforded hereunder, to (i) accelerate the Rent Commencement Date in the Lessor’s sole and absolute discretion, and/or (ii) seek reimbursement from Lessee for all costs and expenses incurred by Lessor resulting from said Lessee Delay, including, but not limited to, any costs and expenses attributable to finance expenses, increased cost of labor, materials, and project overhead and operating expenses, but not to exceed One Thousand Dollars and 00/100 ($1,000.00) per day.

5.              Rent.

a.               The “Rent Commencement Date” shall be the first (1st) day of the calendar month occurring after the Delivery Date. Thus, by way of example only: if the Delivery Date is June 21, 2017, the Rent Commencement Date shall be July 1, 2017. Subject to the provisions of Section 5(b) hereof, Lessee’s payment of the monthly base rent (“Monthly Base Rent”) shall begin on the Rent Commencement Date and shall be Twenty Thousand Dollars and 00/100 ($20,000.00) per month ($240,000.00/year) for the first twelve (12) months following the Rent Commencement Date. The Monthly Base Rent shall increase annually by two and one-half percent (2.5%) on the anniversary of the Rent Commencement Date.

b.               At “Closing” (as defined in Section 25 hereof) Lessor expects to receive payment from PPC (as defined in Section 25 hereof) in the amount of One Hundred Thirty Five Thousand Dollars and 00/100 ($135,000.00) (the “Closing Reimbursement”). Lessor shall apply the proceeds of the Closing Reimbursement as pre-paid Monthly Base Rent due and payable by Lessee beginning on the Rent Commencement Date, such that the first six (6) payments of Monthly Base Rent due hereunder shall be pre-paid in full and the Monthly Base Rent due on the first (1”) day of the seventh (7`h) month following the Rent Commencement Date shall be credited by the balance of the Closing Reimbursement proceeds then remaining (i.e. expected to be Five Thousand Dollars and 00/100 ($5,000.00)). In the event no Closing Reimbursement proceeds are paid to Lessor at Closing, the full amount of the Monthly Base Rent shall be due and payable by Lessee to Lessor beginning on the Rent Commencement Date. Likewise, should the Closing Reimbursement proceeds paid to Lessor at Closing are less than or greater than One Hundred Thirty Five Thousand Dollars and 00/100 ($135,000.00), then any amount of pre-paid Monthly Base Rent under this Section 5(b) shall be modified to reflect the amount of Closing Proceeds so paid to Lessor at Closing at the same rate set forth in Section 5(a) hereof.

c.               In consideration of Lessor’s Contribution (as defined in Section 4(b)(1) hereof), Lessee shall make payment to Lessor in the amount of Three Thousand Six Hundred Ninety Dollars and 31/100 ($3,690.31) per month for one hundred and twenty (120) consecutive months (i.e. $325,000.00 amortized at the annual interest rate of 6.5% over 120 months), which said payment shall represent “Additional Rent”. Lessee’s obligation to pay the Additional Rent shall begin on the first (1”) day of the calendar month following the Delivery Date and shall continue until satisfied. (The Monthly Base Rent, Additional Rent and any and all other charges to be paid by Lessee in accordance with the terms and conditions of this Lease are hereinafter referred to collectively as the “Rents”). Notwithstanding any term to the contrary set forth herein, the obligation of Lessee to make full and complete payment of the Additional Rent shall survive the expiration or earlier termination of this Lease.

d.                  In accordance with subsections 5(a) and 5(c) hereof, the following Monthly Base Rent and Additional Rent payment schedule shall apply:

“Monthly Base Rent”:

Year 1 -- $240,000.00/Year; $20,000.00/Month

Year 2 -- $246,000.00/Year; $20,500.00/Month

Year 3 -- $252,150.00/Year; $21,012.50/Month

Year 4 -- $258,453.72/Year; $21,537.81/Month

Year 5 -- $264,915.12/Year; 522,076.26/Month

Year 6 -- $271,537.92/Year; $22,628.16/Month

Year 7 -- $278;326.44/Year; $23,193.87/Month

Year 8 -- $285,284.64/Year; $23,773.72/Month

Year 9 -- $292,416.72/Year; $24,368.06/Month

Year 10 -- 5299,727.12/Year; $24,977.26/Month $3,690.31/Month

“Additional Rent”:

Year 1 -- $44,283.72/Year; $3,690.31/Month

Year 2 -- $44,283.72/Year; $3,690.31/Month

Year 3 -- $44,283.72/Year; $3,690.31/Month

Year 4 -- $44,283.72/Year; $3,690.31/Month

Year 5 -- $44,283.72/Year; $3,690.31/Month

Year 6 -- $44,283.72/Year; $3,690.31/Month

Year 7 -- $44,283.72/Year; $3,690.31/Month

Year 8 -- $44,283.72/Year; $3,690.31/Month

Year 9 -- $44,283.72/Year; $3,690.31/Month

Year 10 -- $44,283.72/Year;

e.               Any and all Rents, and other payments due and payable by Lessee to Lessor, shall be due on the first (1st) day of each month and shall be sent to Lessor at the address of P.O. Box 4322, Salisbury, Maryland 21803 or such other address as directed by Lessor in writing. Any delay or failure of Lessor in computing or billing for any of the Rents due hereunder shall not constitute a waiver of or in any way impair the continuing obligation of Lessee to pay such installment of Rents.

f.                A late charge of five percent (5%) shall be applied to any and all payment(s) of Rents received by Lessor after the third (3rd) day of each and every month during the original term of this Lease and any renewal thereof. Lessee agrees that the late charge imposed under this Section 5(f) is fair and reasonable, to the best of the Lessor and Lessee’s knowledge it complies with all laws, statutes and regulations, and constitutes an agreement between Lessor and Lessee as to the estimated compensation for costs and administrative expenses incurred by Lessor resulting from Lessee’s late payment of Rents due hereunder.

g.               To the extent Lessee fails to make any payment of Rents due hereunder and such failure continues for ten (10) days following the date such payment of Rents is due, Lessor may provide Lessee with written notice of such failure and if Lessee does not cure such failure within ten (10) days after Lessee’s receipt of written notice from Lessor, then, subject to the provisions of Section 19(a) hereof, Lessor may upon written notice to Lessee declare such failure a default under this Lease and pursue all legal remedies available to Lessor. If Lessor shall to file a lawsuit against Lessee for collection of any Rents due hereunder, Lessee shall, in addition to all Rents due hereunder, be responsible and otherwise liable for payment of all court costs and reasonable attorneys’ fees incurred by Lessor arising from or in connection with any such collection action.

h.               If any check is mailed by Lessee for payment of Rents due hereunder, Lessee shall post such check in sufficient time prior to the date when payment is due so that the check will be received by Lessor on or before the date when payment of Rents is due. Lessee shall assume the risk of lateness, and any failure of delivery of the mails shall not excuse Lessee from its obligation to have made the payment in question when required under this Lease. Lessor will accept payment of Rents made by third parties on behalf of Lessee, however such acceptance by Lessor shall only be interpreted as an accommodation by Lessor, and in no way does the acceptance of any payment from a third party create any tenancy relationship with that third party. Lessee hereby agrees that payment of Rents, on its behalf, by any third party shall not occur more than three (3) times during the term of this Lease and any renewal thereof. Lessor agrees that Lessee may pay any Rents due hereunder by cash payment (with a mutually agreeable method to track such cash payments, e.g. a mutually signed receipt) in addition to payment by check or wire transfer.

6.              Security Deposit.

a.               Within five (5) business days of the Effective Date, Lessee shall make payment to Lessor, via certified funds, in the amount of Three Hundred Thousand Dollars and 00/100 ($300,000.00) (the “Security Deposit”). The Security Deposit shall be retained by Lessor, in a non-interest bearing escrow account, as security for Lessee’s faithful performance of all covenants, conditions and agreements of this Lease. Subject to the provisions of Section 6(c) hereof, Lessor may apply the Security Deposit, or any portion thereof, at its option and in its sole discretion and in no event shall Lessor be obligated to apply the Security Deposit, or any portion thereof, to any Rents or other charges in arrears or to damages arising from Lessee’s failure to perform the said covenants, conditions and agreements of this Lease.

b.               Lessor’s right to the possession of the Premises for non-payment of any Rents or for any other reason shall not in any way be affected by reason of the fact that the Lessor holds the Security Deposit.

c.                In the event Lessor shall not have earlier applied the Security Deposit, or any portion thereof, toward the payment of any Rents in arrears or toward the payment of damages suffered by Lessor arising from or consequent upon Lessee’s breach of the covenants, conditions and agreements of this Lease, as permitted under Sections 6(a) 6(d) hereof, then Lessor shall return the Security Deposit to Lessee in accordance with the following schedule:

1.               On the forth (4th) anniversary of the Delivery Date (i.e. upon the expiration of forty-eight (48) months from the Delivery Date), Lessor shall return Fifty Thousand Dollars and 00/100 ($50,000.00) of the Security Deposit to Lessee.

2.               On the fifth (5th) anniversary of the Delivery Date (i.e. upon the expiration of sixty (60) months from the Delivery Date), Lessor shall return Fifty Thousand Dollars and 00/100 ($50,000.00) of the Security Deposit to Lessee.

3.               On the sixth (6th) anniversary of the Delivery Date (i.e. upon the expiration of seventy-two (72) months from the Delivery Date), Lessor shall return Two Hundred Thousand Dollars and 00/100 ($200,000.00) of the Security Deposit to Lessee or, in the event Lessor applied any portion of the Security Deposit in accordance with the provisions of Section 6(a) hereof prior to the sixth (61’) anniversary of the Delivery Date, then Lessor shall return the balance of the Security Deposit so remaining to Lessee, and Lessor shall be discharged from any and all further liability with respect to the Security Deposit.

d.              In the event Lessor repossesses the Premises because of Lessee’s default hereunder or because of Lessee’s failure to perform any of the covenants, conditions and agreements of this Lease, Lessor may apply the Security Deposit, or any portion thereof, against any damages suffered by Lessor on or before the date of said repossession, and/or retain the Security Deposit, or any portion thereof, to apply to such damages Lessor may have suffered or which may accrue thereafter by reason of Lessee’s default or breach hereunder. Lessor may deliver the Security Deposit to any purchaser of Lessor’s interest in the Premises, in the event that such interest is sold by Lessor and provided that any such purchaser of Lessor’s interest in the Premises expressly agrees to assume the obligations of Lessor under Section 6(c)(1)-(3) hereof as applicable, and thereupon Lessor shall be discharged from any further liability with respect to the Security Deposit.

e.               Notwithstanding any term to the contrary set forth herein, in the event Lessee elects to terminate this Lease under Section 4(k) or Section 20 hereof, Lessor shall promptly return the full amount of the Security Deposit or balance thereof, as the case may be, to Lessee.

7.              Options.

a.               Provided that this Lease is then in full force and effect and Lessee is not in default thereof for which Lessor has provided written notice of such default to Lessee at the time of the following options, Lessee shall have the option to extend the term of this Lease for two (2) additional terms of five (5) years each, provided Lessee gives written notice to Lessor of Lessee’s intention to exercise its option to extend the term of this Lease as to its first option no later than one hundred eighty (180) days prior to the expiration of the original term (i.e. ten (10) years after the Delivery Date) and no later than one hundred eighty (180) days prior to the expiration of the first option renewal term with respect to Lessee’s second renewal option. During either option term, if exercised, all of the agreements and conditions contained in this Lease shall apply, except that the amount of Monthly Base Rent, for each and every year of each renewal term, shall increase annually by two and one-half percent (2.5%) on the anniversary of each lease year and, furthermore, Lessee shall not owe any Additional Rent during any renewal term provided that Lessee has satisfied all Additional Rent due and owing Lessor hereunder.

b.               To the extent Lessee fails to possess any of the permits, consents or licenses necessary for Lessee to perform or otherwise conduct its Permitted Use (as defined herein) and such failure exists on the sixth (6th) anniversary of the Rent Commencement Date, then upon no less than one (1) year prior written notice and payment of (i) Three Hundred Fifty Thousand Dollars and 00/100 ($350,000.00) and (ii) any unamortized Additional Rent remaining (collectively the “Early Termination Payment”) by Lessee to Lessor, Lessee may terminate this Lease effective one (1) year following Lessor’s receipt of such written notice provided that Lessee makes payment of the Early Termination Payment to Lessor on or before the effective date of the termination under this Section 7(b). Thus, by way of example only: if the Rent Commencement Date is October 1, 2017 and on October 1, 2023 Lessee fails to possess permits, consents or licenses permitting it to perform or otherwise conduct its Permitted Use (as defined herein), then Lessee may, at its sole option, provide Lessor with written notice of its intent to terminate this Lease effective October 1, 2024 and, to the extent that Lessee does so and also pays the Early Termination Payment to Lessor, and such payment is delivered to Lessor on or before October 1, 2024, then this Lease shall terminate effective October 1, 2024 without recourse by the Parties except as otherwise provided herein.

8.              HVAC Equipment & Systems. Lessor shall install HVAC systems suitable for the Premises prior to the Delivery Date and upon installation Lessor shall ensure that such HVAC systems will be in new and proper working condition, beginning on the Delivery Date. Any manufacturer’s warranty provided by a manufacturer of an HVAC system installed by Lessor hereunder shall be exhausted prior to any Lessee obligation to maintain or repair any such HVAC system. Lessee shall coordinate all repairs to an HVAC system done under a manufacturer’s warranty. For sake of clarity, to the extent that any of the HVAC systems described on Exhibit A need to be replaced during the term of this Lease or any renewal thereof, Lessor shall be responsible for such replacement, unless the replacement is caused by the negligence of the Lessee.

9.              Permitted Use.

a.               Lessee may use the Premises for any use not prohibited by Maryland and/or local law, rule or regulation, including any and all zoning codes or regulations established by the Town of Hurlock (the “Permitted Use”). The Parties agree that the term “Permitted Use” shall include Lessee’s use of the Premises for the purpose of growing, cultivating, harvesting and wholesaling medical cannabis provided Lessee conducts such use in material compliance with all terms and conditions of any permit and/or license issued to Lessee by the Maryland Medical Cannabis Commission (“MMCC”). At all times during the term of this Lease and any renewal thereof, Lessee, at its sole cost and expense, shall conduct its Permitted Use of the Premises (as defined in this Section 9(a)) in compliance with all state and local laws, rules and regulations now in force or which may hereinafter be enacted, promulgated or otherwise amended.

b.               Lessee hereby acknowledges and agrees that Lessee is expressly prohibited from permitting the use of any cannabis or medical cannabis product, including the smoking, inhalation or ingestion thereof, at the Premises. Lessee further acknowledges and agrees that Lessee shall be solely responsible for purchasing, installing and otherwise maintaining any legally required electronic surveillance system at the Premises or implementing any other legally required security protocols to ensure Lessee’s compliance with its Permitted Use of the Premises as well as to ensure the safety of its personal property and the safety of Lessee’s employees, agents, representatives, invitees, licensees and contractors entering on the Premises. Lessee assumes all risk of damage to its personal property (and the personal property of Lessee’s employees, agents, representatives, invitees, licensees and contractors) stored, kept or maintained at the Premises.

c.               Notwithstanding any term to the contrary set forth herein, Lessor hereby expressly acknowledges and agrees that, so long as Lessee materially complies with all applicable Maryland laws, regulations and rules governing any permit or license issued by the MMCC to Lessee, any medical cannabis possessed, handled, controlled or dispensed by Lessee at the Premises, for purposes of Lessee’s Permitted Use under Section 9(a) hereof, shall not be deemed a Hazardous Substance under this Lease or otherwise violate the terms and conditions hereof.

10.           Quiet Possession. Upon Lessee paying the Rents reserved hereunder and observing performing all of the covenants, conditions and provisions on Lessee’s part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term of this Lease and any renewal thereof, subject to all provisions of this Lease.

11.            Subletting & Assignment.

a.               Lessee may sublet or assign the Premises to an entity that is owned or controlled by all or substantially all (i.e. at least sixty-two and one-half percent (62.5%) of the ownership interests comprising Lessee as of the Effective Date) of the owners of Lessee without Lessor’s consent provided Lessee provides documentation to Lessor showing the creditworthiness of such assignee which such creditworthiness shall be adjudged by Lessor in its sole discretion and, furthermore, Lessee provides all documents evidencing the approved transfer of all applicable licenses and permits required by the MMCC. Lessee shall not sublet the Premises or any portion thereof, nor shall this Lease be assigned by Lessee other than as provided in the immediately preceding sentence without the prior written consent of the Lessor, which such consent may be withheld by Lessor for any reason whatsoever.

b.               In the event the Lessor consents to a sub-lessee for the Premises, in which case the terms and conditions identified in this Lease (as modified to identify the privity between the Lessee and a sub-lessee) shall apply to such sub-tenancy and shall be referred to as the “Sublease”, the following shall apply.

1.              Sub-lessee’s Defaults. Lessor and Lessee hereby agree that, if a sub-lessee shall be in default of any obligation of sub-lessee under the Sublease which default also constitutes a default by Lessee under this Lease, then Lessor shall be permitted to avail itself of all of the rights and remedies available to Lessor against Lessee and/or sub-lessee in connection with this Lease.

2.              Lessor’s Rights. Without limiting the generality of the foregoing, Lessor may (by assignment of a cause of action or otherwise) institute an action or proceeding against a sub-lessee in the name of Lessee in order to enforce Lessee’s rights under the Sublease, in which case Lessor shall be permitted to take all ancillary actions (e.g., serve default notices and demands) in the name of Lessee as Lessor deems necessary.

3.              Lessee Cooperation. Lessee agrees to cooperate with Lessor, and to execute such documents as shall be reasonably necessary, in connection with the implementation of Lessor’s rights under Sections 11(b)(1)-(2) hereof.

c.               Lessor shall have the right to assign this Lease to any third party without the prior written consent of Lessee provided that any such assignee agrees to observe and comply with all of the terms and conditions of this Lease. Such assignment shall relieve Lessor of any liability concerning this Lease although Lessor shall first satisfy all past liabilities and obligations to Lessee, if any, prior to consummating the assignment. All future liabilities and obligations shall be assumed by the assignee of Lessor.

12.            Alterations & Repairs.

a.               Lessee has examined the Premises and accepts them in their present condition and without any representations on the part of the Lessor or its agents as to the present condition of the said Premises except as otherwise expressly provided herein including, but not limited to, Lessors obligations to timely and properly complete the Landlord’s Work and Tenant Upgrades.

b.               Commencing on the Delivery Date: (i) Lessee shall keep the Premises in good condition, reasonable wear and tear excepted; (ii) Lessee shall be responsible for all maintenance of the grounds and maintenance of the landscaping of the Premises; and, (iii) Lessee shall be responsible for the salting and snow removal of sidewalks, parking areas of the necessary areas of the Premises.

c.               For the term of this Lease and any renewal thereof, Lessor shall be responsible for prompt structural repairs and replacements for the Premises including, the roof and building envelope at Lessor’s sole cost. Lessee shall be responsible for care and maintenance of the interior and exterior of the Premises including all plumbing and electrical systems serving the Premises and all routine, quarterly maintenance of HVAC systems installed at the Premises. Lessee shall keep same in good order and condition, maintaining service contracts where appropriate and make necessary repairs and replacement of any such parts or components at Lessee’s sole cost and expense.

d.               Lessor shall not create, permit or suffer any mechanics or other liens or encumbrances on any of the Landlord’s Work and Tenant Upgrades. Lessee shall not create, permit or suffer any mechanic’s or other lien or encumbrance on or affecting the Premises other than the Landlord’s Work and Tenant Upgrades. Lessor shall not be liable for any labor, services or materials furnished to any Lessee or any sub-lessee in connection with any work performed on or at the Premises other than the Landlord’s Work and Tenant Upgrades. Should such a lien or encumbrance be filed, or attached to the Premises, Lessee shall have sixty (60) days to have such lien or encumbrance removed. To the extent that Lessee fails to remove a lien or encumbrance within such sixty (60) day period, Lessor may pay the said lien, without inquiring into the validity thereof, and the Lessee shall forthwith reimburse the Lessor the total expense and costs (including all court costs, interest fees, and reasonable attorney’s fees and/or expert fees) incurred by the Lessor in discharging the said lien as Rents hereunder. To the extent that Lessee fails to pay the Rents described in the preceding sentence within twenty (20) days of invoicing by Lessor, Lessor may consider such failure a default by Lessee under this Lease.

e.               Lessee shall quit and surrender the Premises at the end of the term of this Lease or any renewal thereof (if applicable) in good, clean condition with Lessee provided reasonable time before the end of the term of this Lease or any renewal thereof (if applicable) to remove any equipment, fixtures, property, inventory or similar items that Lessee installed or maintained at the Premises, including those Tenant Upgrade items that Lessee can remove without damaging the Premises, to the extent that Lessee made all Additional Rent payments to Lessee under Section 5(c) hereof.

f.                Lessor, or its agents, upon no less than two (2) business days prior written notice (except in emergencies), shall have the right to enter the Premises at reasonable hours in the day to examine the same, or to make such repairs, additions or alterations as it shall deem necessary for the safety, preservation or restoration of the improvements, or for the safety or convenience of the occupants or users thereof (there being no obligation, however, on the part of the Lessor to make any such repairs, additions or alterations unless otherwise required in this Lease), or to exhibit the same to prospective tenants no sooner than two (2) months prior to the expiration of the term of this Lease or any renewal thereof (if applicable). Lessor may enter the Premises at any time for the purpose of emergency repairs. For purposes of this Section 12(h) notice by electronic mail shall be sufficient.

g.               In the event of the destruction of the Premises by fire, explosion, the elements or otherwise during the term of this Lease or any renewal term, or such partial destruction thereof as to render the Premises impracticable or unfit for Lessee’s Permitted Use, or should the Premises be so injured that the same cannot be repaired within ninety (90) days from the happening of such damage, then and in such case this Lease shall, at the option of either party, cease and become null and void from the date of such damage or destruction, and Lessee shall promptly surrender the Premises and all the Lessee’s interest therein to the Lessor, and shall pay all Rents due through the date of such damage, unless the damage was caused by Lessee in which case Lessor may, at its sole option, re-enter and repossess the Premises thus discharged from this Lease and may remove all parties and their property therefrom. Should the Premises be rendered untenantable and unfit for occupancy, but yet be repairable within ninety (90) days from the happening of said damage, Lessor shall inform Lessee of such in writing within ten (10) days of the date the damage occurred and may enter and promptly repair the same with all diligence, and the Rents shall not be payable after said damage through the time that all such repairs are being made, but shall recommence on the first (1’) day of the calendar month following Lessor’s proper completion of all repairs and receipt of all new permits and approvals necessary for Lessee to restart operations. If Lessor provides written notice to Lessee that it will complete all repairs within the ninety (90) day maximum period but fails to do so or fails to obtain the new permits and approvals, Lessee may immediately terminate the Lease without any further obligation to Lessor (except as provided in Section 5(c) hereof) or agree to continue with the Lease with two (2) months Monthly Base Rent extinguished based on Lessor’s failure. But if the Premises shall be so slightly injured as not to be rendered untenantable and unfit for occupancy, then Lessor shall inform Lessee in writing of such and Lessor agrees to fully repair the same with reasonable promptness and in that case Lessee shall pay the Monthly Base Rent at one half (1/2) of the normal amounts from the time of the damage until Lessor fully and properly completes the repairs. A party shall immediately notify the other party in case they become aware of fire or other damage to the Premises.

13.            Compliance with Environmental Laws.

a.               Lessee represents that it will not hold or store “Hazardous Substances” as defined herein at the Premises.

b.              Upon the Delivery Date, Lessee shall be responsible for its compliance with all applicable federal, state and local environmental laws rules and regulations (“Environmental Laws”) with respect to the Permitted Use of the Premises.

c.              Lessee covenants and agrees to indemnify, defend and hold harmless Lessor, any mortgagee of Lessor and their respective successors and assigns from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation, proceedings, or expenses of any kind or of any nature whatsoever (including reasonable attorneys’ fees and experts’ fees incurred by Lessor in the defense thereof) arising out of a breach of the provisions of Section 13(b) hereof. The provisions of this Section 13(c) shall survive the expiration or earlier termination of this Lease.

d.               For purposes of this Lease, the term “Hazardous Substances” shall mean and refer to asbestos, asbestos containing materials, polychlorinated biphenyls, radioactive materials, pollutants, contaminants, or any other hazardous materials which is restricted or prohibited, under, any federal or Maryland state laws or regulations. The Parties expressly acknowledge and agree that, so long as Lessee materially complies with all applicable Maryland laws, regulations and rules governing any permit or license issued by the MMCC to Lessee, any medical cannabis possessed, handled, controlled or dispensed by Lessee at the Premises, for purposes of Lessee’s Permitted Use under Section 9(a) hereof, shall not be deemed a Hazardous Substance under this Lease.

e.                Lessor covenants and agrees to indemnify, defend and hold harmless Lessee and its successors and assigns from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation, proceedings, or expenses of any kind or of any nature whatsoever (including reasonable attorneys’ and experts’ fees and disbursements) arising out of the presence of any Hazardous Substances being held or used on the Premises on or before the Delivery Date and for the violations of any Environmental Laws that occurred prior to the Delivery Date. The provisions of this Section 13(e) shall survive the termination of this Lease.

14.            Insurance; Liabilities; Taxes.

a.               Indemnity by Lessee. Lessee shall indemnify and hold harmless Lessor, its officials, members, directors, agents, representatives, insurers, employees and assigns (collectively hereinafter referred to in this Section 14(a) as “Indemnitees”) against and from any and all claims arising from Lessee’s use of the Premises or from the conduct of its business or from any activity, work, or other things done, permitted or suffered by the Lessee in or about the Premises, and shall further indemnify and hold harmless Indemnitees against and from any and all claims arising from any breach or default in the performance of any obligation on Lessee’s part to be performed under the terms of this Lease, or arising from any act or negligence of the Lessee, or any officer, agent, employee, guest, or invitee of Lessee, and from all costs, attorney’s fees, and liabilities incurred in or about the defense of any such claim or any action or proceeding brought thereon, and in case any action or proceeding be brought against any Indemnitee by reason of such claim, Lessee, upon notice from Lessor, shall defend the same at Lessee’s sole cost and expense by counsel reasonably satisfactory to any such Indemnitee. Lessee, as a material part of the consideration to Lessor (and therefore Indemnitees) hereby assumes all risk of damage to property, or injury to persons in, upon, or about the Premises, from any cause whatsoever, except as caused by the sole negligence of Lessor. Lessee shall give prompt notice to Lessor in case of casualty or accidents in or to the Premises. In addition to the foregoing (and as not to limit the foregoing), Lessee shall indemnify and hold harmless any Indemnitee from and against any and all claims, demands, investigations or civil forfeiture proceedings made or initiated by any federal, state or local authority having jurisdiction over Lessee and its use of the Premises, regardless of whether such use is permitted hereunder.

b.               Indemnity by Lessor. Lessor shall indemnify, hold harmless and defend Lessee from and against any and all third party claims, actions, damages, liability and reasonable expense, including, but not limited to, reasonable attorney’s and other professional fees, in connection with loss of life, personal injury and/or damage to, property arising from or out of the solely negligent acts of Lessor, its officers, members, directors, agents, representatives, assigns, contractors, employees or invitees.

c.               Insurance. At all times prior to the Delivery Date, Lessor shall obtain, carry and maintain all appropriate and legally required insurances coverages on the Premises, including all appropriate, reasonable and necessary insurance coverages related to the performance of the Landlord’s Work and Tenant Upgrades at Lessee’s sole cost, which such expense shall be payable as Rents hereunder. At all times after the Delivery Date and until the expiration or earlier termination of this Lease, Lessee shall, at its sole cost and expense, carry and maintain insurance coverages in those amounts identified on the attached Exhibit D. At all times after the Effective Date and until the expiration or earlier termination of this Lease, Lessor shall carry and maintain, at Lessee’s sole cost and expense, insurance coverages in the amounts identified on the attached Exhibit E. Each of the Parties shall provide evidence of the coverages each is required to provide under this Section 14(c) to the other party promptly upon request so long as this Lease shall be in effect.

d.               Taxes. Upon the Delivery Date and continuing until the expiration or earlier termination of this Lease, Lessee shall pay, at its sole cost and expense as Rents hereunder, all real estate taxes, assessments and benefit charges imposed on the Premises. Upon the Delivery Date and continuing until the expiration or earlier termination of this Lease, Lessee shall pay all personal property taxes imposed against Lessee’s personal property, if any, within or on the Leased Premises.

15.            Utilities & Services. As of the Delivery Date, Lessor shall ensure that all utilities necessary as defined in Exhibit A for Lessee’s operation of the Premises shall be fully functional and operational. All utilities furnished to the Premises after the Delivery Date, including but not limited to all water, gas, heat, light, power, sewer and/or telephone service, shall be provided and paid for by the Lessee together with any taxes thereon. After the Delivery Date, the Lessor shall not be liable for any interruption or delay of any of the utility services supplied to the Premises for any reason whatsoever.

16.            Laws & Permits. At times during the term of this Lease and any renewal thereof, Lessee expressly acknowledges and agrees that it shall observe and comply with all laws, ordinances, rules and regulations of the State of Maryland, Dorchester County and Town of Hurlock applicable to Lessee’s Permitted Use of the Premises.

17.            Signs.

a.              Lessee may affix any sign, advertisement or notice to the Premises to the extent that Lessee first obtains any applicable governmental consents or approvals necessary for such.

b.              All signage design, construction and installation shall be at Lessee’s sole cost and expense.

c.               Lessee shall install and maintain all signage at the Premises in compliance with the of laws of the governing municipality and/or county.

18.            Lessee Default. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Lessee.

a.               The vacating or abandonment of the Premises by Lessee.

b.               The failure by Lessee to make any payment of Rents or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of ten (10) days from the due date.

c.               The failure by Lessee to observe or perform any of the material covenants, conditions or provisions of this Lease to be observed or performed by the Lessee, where such failure shall continue for a period of fifteen (15) days from Lessee’s receipt of written notice thereof issued by Lessor to Lessee.

d.              The making by Lessee of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Lessee of a petition to have Lessee adjudged bankrupt, or a petition or reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within thirty (30) days); or the appointment of a trustee or a receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure in not discharged within thirty (30) days.

19.           Remedies in Default.

a.               In the event Lessee is in default or breach of this Lease as set forth in Section 18 hereof, Lessee shall have ten (10) days from its receipt of written notice from Lessor, setting forth Lessee’s default or breach hereunder, to make payment to Lessor (in the form of cash, cashier’s check or other certified funds) in the amount of the sum of all Rents due for the twelve (12) months immediately following the month in which Lessee’s default or breach of this Lease occurred (for purposes of this Section 19, said payment by Lessee to Lessor shall be referred to as the “Curing Payment”). The Curing Payment shall be credited to Lessee for its payment of those Rents covered by the Curing Payment. Upon Lessor’s timely receipt of the Curing Payment, Lessee’s default or breach shall be deemed cured.

b.                In the event Lessee fails to pay the Curing Payment in accordance with Section 19(a) hereof, then Lessor may, at any time following the date such Cure Payment is due under Section 19(a), in its sole discretion, and without limiting Lessor in the exercise of a right or remedy which Lessor may have by reason of such default or breach:

1.              Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event, Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee’s possession of the Premises including the costs reasonably incurred by Lessor to restore the Premises in good order and condition, reasonable attorney’s fees, the worth, at the time of an award by the court having jurisdiction thereof, of the amount of any unpaid Rents and other charges due for the balance of the term herein (or any renewal term if applicable), excepting any such sums and/or amounts that Lessor could have reasonably avoided. Upon Lessor’s termination of Lessee’s right to possession of the Premises, as set forth in this Section 19(b)(1), any unpaid installments of Rents or other sums shall bear interest from the date due at the maximum legal rate; or

2.               Maintain Lessee’s right to possession, in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor’s rights and remedies under this Lease including the right to recover the Rents and any other charges and adjustments as may become due hereunder; or

3.               Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the State in which the Premises are located.

20.           Lessor Default. If Lessor shall fail to promptly perform any material covenant, condition or agreement stated in this Lease and such failure shall continue for thirty (30) days after Lessor’s receipt of written notice of such from Lessee, Lessor shall be deemed to be in default (“Lessor Default”) and Lessee, upon securing a court order, without further notice, may, at its option either (i) continue to lease the Premises under this Lease while the Lessor Default continues deducting from the Rents owed the costs and detriments incurred by Lessee related to the Lessor Default or (ii) terminate this Lease effective as of the date identified by Lessee by providing written notice of such termination to Lessor. To the extent that Lessee terminates this Lease under subpart (ii), Lessee shall be provided a reasonable period of time to remove any of its property, fixtures, Tenant Upgrades and Additional Tenant Improvements that Lessee desires and Lessee shall not have any further obligations to Lessor under this Lease.

21.           Notices. All notices and demands, legal or otherwise, incidental to this Lease or the occupation of the Premises, shall be in writing. If the Lessor or its agent desires to give or serve upon the Lessee any notice or demand, it shall be sufficient to send a copy thereof by registered or certified mail, addressed to the Lessee at the Premises, or to leave a copy thereof with a person of suitable age found on the Premises, or to post a copy thereof upon the door to said Premises. Notices from the Lessee to the Lessor shall be sent by registered or certified mail or delivered to the Lessor at the place hereinbefore designated for the payment of rent, or to such other party or place as the Lessor may from time to time designate in writing.

22.           Holding Over. In the event that the Lessee shall remain in the Premises after the expiration of the term of this Lease (or renewal term if applicable) without having executed a new written lease with the Lessor, such holding over shall not constitute a renewal or extension of this Lease on a month to month basis. The Lessor may, at its option, elect to treat the Lessee as one who has not removed at the end of its term, and thereupon be entitled to all the remedies against the Lessee provided by law in that situation, or the Lessor may elect, at its option, to construe such holding over as a tenancy from month to month, subject to all the terms and conditions of this Lease, except as to the duration thereof, and except that the Lessor, at its option, may charge the Lessee a monthly rent equivalent to one hundred twenty five percent (125%) of the Monthly Base Rent due for the last month of the term (or renewal term if applicable). Said increased Monthly Base Rent shall not be construed to be liquidated damages and therefore, if the Premises are not surrendered at the end of the term, or any renewal term if applicable, Lessee shall be responsible to Lessor for all damages which Lessor may suffer by reason thereof, and Lessee shall indemnify, hold harmless and defend Lessor from all claims made by a successor lessee resulting from Lessor’s delay in delivering possession of the Premises to such successor lessee.

23.            Estoppel. Lessee shall provide Estoppel Certificates to Lessor within fifteen (15) days of Lessee’s receipt of Lessor’s written request. In the Estoppel Certificate, Lessee shall certify, but only to the extent true:

i.	that this Lease is in full force and effect;

ii.	that Lessee knows of no default hereunder on the part of Lessor, or if it has reason to believe that such a default exists, the nature thereof in reasonable detail;

iii.	the amount of the Rents being paid and the last date to which Rents have been paid;

iv.	that this Lease has not been modified, or if it has been modified, the terms and dates of such modifications;

v.	that the term of this Lease has commenced;

vi.	the commencement and expiration dates of this Lease;

vii.	whether all work to be performed by Lessor has been completed;

viii.	whether Lessee’s option to renew the term of this Lease has been exercised; and,

ix.	whether there exist any claims or deductions from, or defenses to, the payment of Rents.

If Lessee fails to execute and timely deliver to Lessor a completed Estoppel Certificate as set forth in this Section 23, Lessee hereby appoints Lessor as its attorney-in-fact to execute and deliver such certificate for and on behalf of Lessee.

24.           Condemnation. If the property or any part thereof wherein the Premises are located shall be taken by public or quasi-public authority under any power of eminent domain or condemnation, this Lease, at the option of Lessor, shall terminate upon no less than sixty (60) days prior written notice from Lessor and Lessee shall have no claim or interest in or to any award of damages for such taking. In such situation, neither Lessor nor Lessee shall be held liable for the terms of the Lease except as set forth in Section 5(c) hereof.

25.            Conditions of Lease. No rights are to be conferred upon either party, nor will any obligations be assumed by either party hereunder, and this Lease shall not be deemed to take effect until all of the following shall have occurred:

a.               The Assignment and Assumption Agreement, of even date herewith, by and between Lessor and Lessee, whereby Lessee assigns all of its right, title and interest in and to that certain Purchase Option Agreement (“Option Agreement”), dated February 1, 2017, by and between Lessee and PPC Lubricants, Inc. (“PPC”), a Pennsylvania business corporation, unto Lessor such that Lessor assumes all of Lessee’s right, title and interest in and to the Option Agreement.

b.               This Lease has been fully executed by Lessor and Lessee;

c.               The Security Agreement, of even date herewith, by and between Lessor and Lessee, securing Lessee’s obligations under Section 5(c) hereof, has been executed by Lessor and Lessee;

d.               The Confessed Judgment Promissory Note, of even date herewith, for Lessee’s payment of the Additional Rents (as defined herein) has been executed by Lessee; and,

e.               The Guaranty, of even date herewith, guarantying Lessee’s obligations hereunder, has been executed by Dorchester Management, LLC.

f.                Lessee has closed upon its purchase of the Premises from PPC and title to the Premises has been conveyed to Lessee (“Closing”).

26.           Recording of Lease. Lessee shall not record this Lease or a short-form memorandum hereof without the prior written consent of Lessor. Upon Lessor’s request, Lessee agrees to execute a short-form memorandum of this Lease for recordation purposes.

27.           Bankruptcy. It is expressly agreed between the Parties hereto that if Lessee shall be adjudicated bankrupt or take the benefit of any Federal reorganization or composition proceeding or make a general assignment or take the benefit of any insolvency law, or if Lessee’s leasehold interest under this Lease shall be sold under any execution or process of law, or if a trustee in bankruptcy or a receiver be appointed or elected or had for Lessee (whether under Federal or State Laws), or if said Premises shall be abandoned or deserted, or if Lessee shall fail to perform any of the covenants or conditions of this Lease on Lessee’s part to be performed, or if this Lease or the term hereof (or any renewal term if applicable) be transferred to pass to or devolve upon any person, entity, firm, officer or corporation other than Lessee then, and in any of such events, this Lease and the term hereof (or the renewal term, as the case may be), at Lessor’s option, shall expire and end five (5) days after Lessor shall give Lessee written notice (in the manner hereinabove provided) of such act, condition or default, and Lessee hereby agrees immediately then to quit and surrender the Premises to Lessor; but this shall not impair nor affect Lessor’s right to maintain summary proceedings for the recovery of the possession of the Premises in all cases provided for by law. If this Lease shall be so terminated, Lessor may immediately or at any time thereafter re-enter or repossess the Premises and remove all persons and property therefrom without being liable for trespass or damages.

28.           No Partnership. By entering into this Lease, Lessor does not in any way, for any purpose, become a partner or principal of Lessee in the conduct of its business or otherwise or become a joint venturer or member of a joint enterprise with Lessee.

29.           Written Agreement. This Lease contains the entire agreement between the Parties hereto and all previous negotiations leading thereto. This Lease may be modified only by an agreement in writing signed and sealed by Lessor and Lessee. No surrender of the Premises or of the remainder of the term (or renewal term, as the case may be) of this Lease shall be valid unless accepted in a writing signed by Lessor.

30.            Heirs & Assigns. This Lease and all provisions, covenants and conditions hereof shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the Parties hereto, except that no person, firm, corporation or court officer holding under or through Lessee in violation of any of the terms, provisions or conditions of this Lease shall have any right, interest or equity in or to this Lease, the term (and any renewal term(s)) of this Lease or the Premises covered by this Lease.

31.           Construction. The validity and construction of this Lease or of any of its provisions shall be determined under the laws of the State of Maryland without regard to its conflict of laws principles. This Lease and all the terms and conditions thereof shall not be subject to any special interpretation or construction by reason of the fact that the within Lease was prepared by or for any party hereto or by counsel for any of said parties. The term “Lessee” when used in this Lease, shall mean any individual, corporation, partnership, firm, trust, joint venture, business association, syndicate, combination organization or any other person or entity and shall be deemed to include any other gender, and words in the singular number shall be held to include the plural, when the context requires.

32.           Legal Expenses.

a.               In case suit shall be brought for recovery of possession of the Premises, for the recovery of any Rents or any other amount due under the provisions of this Lease, or because of the breach of any other covenants herein contained to be kept or performed by Lessee, and a breach shall be established, Lessee shall pay to Lessor all expenses incurred by Lessor, including all reasonable attorney’s fees and litigation costs in the event Lessor prevails in such suit. Any amounts paid by Lessee pursuant to this Section 32(a) shall be deemed Rents.

b.               In case suit shall be brought because of the breach of any covenant herein contained to be kept or performed by Lessor, and a breach shall be established, Lessor shall pay to Lessee all expenses incurred by Lessee, including all reasonable attorney’s fees and litigation costs in the event Lessee prevails in such suit.

33.            Waiver of Jury Trial. The Parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counter-claim brought by either of the Parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Lessor and Lessee, Lessee’s use or occupancy of the Premises, and/or any claim or injury or damage.

34.            Waiver of Right of Redemption. Lessee hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Lessee being evicted or dispossessed for any cause, or in the event of Lessor obtaining possession of the Premises by reason of the violation by Lessee of any of the covenants or conditions of this Lease, or otherwise.

35.           Severability. Each provision of this Lease shall be considered separable; and, if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Lease which are valid.

36.           Section Headings. The headings herein are inserted as a matter of convenience only, and do not define, limit, or describe the scope of this Lease or the intent of the provisions hereof.

37.           Jurisdiction & Venue. The Parties hereto acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably consent to and subject themselves to the jurisdiction of the Maryland courts and to venue in Wicomico County, Maryland with respect to any matter, claim and/or dispute arising under or in connection with this Lease.

38.           Subordination. This Lease is subject to, and subordinate to, underlying leases, and mortgages affecting such leases or the Premises, and renewal replacements, or modifications thereof. Lessee will, if required, execute instruments confirming such subordination.

39.           Counterparts. This Lease may be executed in counterparts, each of which shall be an original, but all of which shall together constitute one document

IN WITNESS WHEREOF, the Parties have executed this Commercial Lease Agreement all as of the day and year first herein written.

WITNESS/ATTEST:	LESSOR:
100 ENTERPRISE DRIVE, LLC

/s/	By:	/s/ (SEAL)
,
Authorized Member

WITNESS/ATTEST:	LESSEE:
MARYMED, LLC

/s/	By:	/s/ Kyle Kingsley
Kyle Kingsley, Authorized Member

EXHIBIT A

LANDLORD WORK

INCLUDED:

General: A complete ready to move into office/warehouse space (+/- 22,500 SF) existing pre-engineered metal building. Specifically architectural, engineering, permits, fees, builders risk insurance, associated construction approvals, water/sewer impact, tap & usage fees (up to 20,000 gallons per day), construction mobilization, coordination/management and general conditions.

Site Work: Site work/landscaping to remain as existing. Installation of exterior concrete pads as needed for new mechanical equipment. New site access entrance and security fencing modifications/additions excluded from landlord base build out scope.

Building Envelope: Water tight roof and structure, complete roof repairs and seal new roof penetrations as needed; secure exterior entrances and exits, existing exterior doors/windows to remain.

Interior Build Out: Fire separation and egress requirements as required per code. Fully functional ADA bathroom facilities as required per code, existing bathroom fixtures, accessories and partitions to remain. New interior walls to be constructed per the provided Exhibit ‘A’ proposed concept floor plan. All new partitions to be famed using non-combustible steel studs to 12’ height, 5/8” drywall hung and finished on both sides to be painted white Semi-Gloss throughout. All new interior doors/frames to be hollow metal type with panic bars and automatic closers typical, existing overhead door for Shipping area to have a new automatic opener, existing aluminum storefront main entrance door and windows to remain, new storefront door for secure Waiting/air lock included. Floor prep as needed and new floor coverings as per provided Finish Schedule, Exhibit ‘C’. To include: VCT (Armstrong Blue/Gray Standard Excelon) in Trimming/Packaging and Extraction/Lab rooms only; Floor Covering and Cove Base allowance of $10,000 included in base lease rate for other areas of building (Locker Rooms & Existing Office Space); All Warehouse/Manufacturing areas to have existing concrete floors prepped and sealed. Existing acoustical ceiling system to remain in Existing Office Space and Locker Rooms — damaged tiles replaced as needed; New standard aluminum Acoustical Ceiling grid with 2x2 flat lay in tiles installed in new rooms per provided Finish Schedule, Exhibit ‘C’ — Acousitcal Ceilings installed in all Grow, Mother, Drying, Trimming/Packaging, and Extraction/Lab Rooms. All Corridors, Head House, Storage and Mechanicals Rooms to be open to underside of roof structure. FRP and wipeable ceilings tiles excluded from Landlord base build out scope.

Sprinklers: Existing fire suppression system to be modified to accomodate the new floor plan as needed to provide adequate coverage throughout the building.

Plumbing: existing building water/sewer service and fixtures to remain, repair existing service and fixtures as needed to ensure all plumbing fixtures function properly. Supply and install (1) hand sink and (1) eyewash station in the extraction/lab area. Supply and install up to (5) hose bib water supplies and up to (10) floor drains in grow areas.

HVAC: Fully functional climate controlled systems throughout entire building assuming a typical office type use throughout the building (Two (2) 25-Ton package units included to condition warehouse space). Existing HVAC equipment in existing Office Space to remain, Installation of complete new HVAC systems in the remainder of building, all ductwork, grilles, low voltage wiring and support welding as needed for fully functional HVAC systems included in landlord base build out scope. Two exhaust fans in the lab and processing areas.

Electrical: Existing electrical service is 1200 AMP MDP 3 phase 480/277 volt to remain — as deemed sufficient for new build out and proposed building use. Complete all rough-in wiring and devices as needed to accommodate new floor plan per Exhibit ‘A.’ New rooms with Acoustical Ceilings to receive 2x4’ lay in lights, All areas with exposed ceilings to receive new 8’ stip lights, convenience receptacles installed throughout, existing Office Space lighting and devices to remain. New electrical package to specifically include the following: (258) 2x4 lay-in lights, (28) 8’ strip 4/T8 lamps, (6) exit lights, (10) emergency lights, breakers for all equipment & lighting, high voltage wiring for HVAC equipment, GFCI convenience receptacles in new walls, EMT coudits in exposed areas, (2) 75 KVA transformers, (1) 225 AMP panelboard (277/480V), (1) 225 AMP panelboard (120/208V), Breakers in MDP to feed panelboards, Breakers for all equipment and lighting; all included in landlord base build out scope.

EXCLUDED:

Anything not specifically referenced above. Including but not limited to: all ‘Tenant upgraded build out items,’ including: furniture, fixtures and equipment, Greenhouse/Breezeway and all associated engineering, approvals and construction components, dehumidifiers, extractors, Cot tank/pump, fertilizer tanks, specialty/decorative/grow lighting, data/telephone, cabinets & countertops, crown molding, chair rail, appliances, vault, sound/building insulation, fire/security alarm systems of any kind, imposed HVAC loads, HVAC testing & balancing, fresh air intake fans, backup generator, security fence modifications/additions, FRP & wipeable ceiling tiles.

EXHIBIT B

TENANT UPGRADES

HVAC: Supply & Install the following HVAC equipment & components:

(38) ductless 3-Ton Daikin units

(4) ductless 2-Ton units

(12) Fantect exhast fans with open end duct work (no grilles)

(14) Hi-E Dry 195 commercial dehumidifiers

(1) 12.5-Ton heat pump packaged units with duct work (serving corridors, locker rooms, storage room and 2nd floor office mezzanine).

(1) 4.5-Ton heat pump split system with duct work (serving extraction/lab room)

*Note: HVAC testing & balancing excluded

Plumbing: Supply & Install the following plumbing components:

(7) water supplies (hose bibs) included in: (9) grow rooms, mother room, drying room and trimming/packaging room

(13) floor sinks (drains) included in: (9) grow rooms, mother room, drying room, trimming/packaging room, curing room, new mechanical room, extraction/lab room.

*Notes: Floor drains positioned so can pick up drainage needs for dehumidifiers and ductless HVAC units. Includes all necessary concrete removal and replacement for floor drain installation.

Electrical: Supply & Install the following electrical fixtures & components:

(19) 4x4 T5 8 Lamp New Wave

(36) Sun Blaze T5 4’ strip

(251) Gavita Grow Lights

(9) EL2 Master lighting controller (including low voltage wiring)

(77) Pedistal Oscillating fans

Finishes: Supply & Install the following finish Upgrades:

FRP Paneling in (9) grow rooms, mother room, and drying room.

Wipeable 2x2 flat lay-in ceiling tiles in (9) grow rooms, mother room, drying room, trimming & packaging room and extraction/lab room.

EXHIBIT C

CONSTRUCTION DRAWINGS

SITE

LOCATION MAP

SITE

VICINITY MAP

TENANT FIT-OUT FOR
MaryMed

100 ENTERPRISE DRIVE
HURLOCK, MARYLAND 21643

MARCH 27, 2017
DBF # 2656A001.C01

DAVIS BOWEN & FRIEDEL, INC.

PROJECT DATA/CODE REQUIREMENTS

LIST OF DRAWINGS

T1	TITLE SHEET
D1	DEMOLITION PLAN
A1	FLOOR PLAN
A2	REFLECTED CEILING PLAN
A3	ROOM FINISH, DOOR SCHEDULE, DOOR ELEVATIONS, WALL TYPES
S1	STRUCTURAL PLAN
S2	STRUCTURAL DETAILS, STRUCTURAL NOTES

MaryMed

TITLE SHEET

T1

MEZZANINE

01 DEMOLITION PLAN

DAVIS BOWEN & FRIEDEL, INC.
ARCHITECTS, ENGINEERS & SURVEYORS

Revision

Project
MaryMed
100 ENTERPRISE DRIVE
HURLOCK, MARYLAND 21643

PERMIT SET

DEMOLITION PLAN

D1

DJ

MEZZANINE
GROWING ROOM
CORRIDOR
PACKAGING
LAB
EXTRACTION
MECHANICAL ROOM

01 FLOOR PLAN

DAVIS BOWEN & FRIEDEL, INC.
ARCHITECTS, ENGINEERS & SURVEYORS

MaryMed

100 ENTERPRISE DRIVE
HURLOCK, MARYLAND 21643

PERMIT SET

FLOOR PLAN

A1

MEN LOCKER
MEN TOILET
WOMEN LOCKER
WOMEN TOILET
STORAGE
VAULT
LOADING
PACKAGING
CORRIDOR
MEZZANINE
EXTRACTION
MECHANICAL ROOM
ADMIN
CORRIDOR
COMP. RM
COMP. ROOM
GROWING ROOM

01 REFLECTED CEILING PLAN

DAVIS BOWEN & FRIEDEL, INC.
ARCHITECTS, ENGINEERS & SURVEYORS

MaryMed

100 ENTERPRISE DRIVE
HURLOCK, MARYLAND 21643

PERMIT SET

REFLECTED CEILING PLAN

A2

T3 6

01
STRUCTURAL PLAN

DAVIS BOWEN & FRIEDEL, INC.

ARCHITECTS, ENGINEERS & SURVEYORS

MaryMed

100 ENTERPRISE DRIVE
HURLOCK, MARYLAND 21643

PERMIT SET

STRUCTURAL PLAN

S1

E1 BUILDING SECTION
1/4"=1'-0"
E6 BUILDING SECTION
1/4"=1'-0"
E10 SECTION DETAIL
E14 SECTION DETAIL
NOTE: SEE PLAN DETAIL J14 THIS SHEET
E18 SECTION DETAIL
J1 SLOTTED DEFLECTION TRACK DETAIL
N.T.S.
J6 SECTION DETAIL
N.T.S.
HEADER SCHEDULE
J10 HEADER DETAIL
N.T.S.
J14 PLAN DETAIL
J18 TRACK ATTACHMENT DETAIL
N.T.S.
TOP VIEW
O1 DOOR JAMB ANCHORAGE
N.T.S.
O6 LATERAL BRACING DETAIL
N.T.S.
O10 OPENING FRAMING
N.T.S.
O14 CABINET BLOCKING DETAIL
O18 PARTITION TOP OF HIGH WALL CONNECTION
N.T.S.

DAVIS BOWEN & FRIEDEL, INC.

ARCHITECTS, ENGINEERS & SURVEYORS

Revisions

MaryMed

100 ENTERPRISE DRIVE
HURLOCK, MARYLAND 21643

PERMIT SET

STRUCTURAL DETAILS,
STRUCTURAL NOTES

S2

EXHIBIT D

TENANT INSURANCE

General Liability:

Evanston Insurance Company

Policy Term: July 1, 2016-17

Policy Number: [***]

Limit: $3M Per Occurrence/$3M Aggregate

Deductible: $5,000 Per Occurrence

Excess Liability:

Kinsale Insurance Company

Policy Term: 7/1/2016-17

Policy Number: [***]

Limit: $2M Occ/$2M Agg

SIR: $0

Property:

Hallmark Specialty Insurance Company

Policy Term: 3/11/2016 to 7/1/2017

Policy Number: [***]

Limit: $5,000,000 Per Occurrence Includes Building, Business Personal Property and Business Income & Extra Expense

Deductible: $25,000 Per Location

EXHIBIT E

LANDLORD INSURANCE

•	General Liability $1MM per occurrence / $2,000,000 aggregate per policy year

•	Excess Liability of $2MM per occurrence / $2MM aggregate

•	Property Coverage to include but not limited to Building, Business Personal Property (if any) Business Income & Extra Expense and Equipment Breakdown

34